Exhibit 99.1

Assured Guaranty Ltd.
30 Woodbourne Avenue – 5th Floor
Hamilton Bermuda HM 08
441-299-9375
www.assuredguaranty.com

Press Release

Assured Guaranty Ltd. Reports Fourth Quarter 2004 Net Income of $48.3 Million

Hamilton, Bermuda, February 10, 2005 – Assured Guaranty Ltd. (NYSE: AGO) announced net income of $48.3 million, or $0.64 per diluted share, for the fourth quarter ended December 31, 2004, an increase of 9% compared with $44.5 million or $0.59 per diluted share, for the third quarter ended September 30, 2004.  The Company had net income of $97.2 million, or $1.30 per diluted share, earned in the fourth quarter of 2003.

The Company’s change in strategy associated with its April 2004 initial public offering (IPO) resulted in numerous changes in the Company’s lines of business, underwriting focus, expense base and capital structure.  These changes affected our financial results and make comparisons with pre-IPO reporting periods less meaningful for investors than comparisons with our post-IPO reporting periods.  Consequently, we have included third quarter 2004 results for comparison purposes in this press release.

Operating income(1), a non-GAAP measure, was $35.9 million in the fourth quarter of 2004, an increase of 7% from $33.6 million in the third quarter of 2004 and an increase of 6% from $33.9 million in the fourth quarter of 2003.  Operating income on a per diluted share basis was $0.48 in the fourth quarter of 2004, a 7% increase from $0.45 reported in both the third quarter of 2004 and the fourth quarter of 2003.  Investors, analysts and others, including management, use operating income to evaluate our results of operations, as this measure highlights the underlying profitability of our business.

Dominic Frederico, President and Chief Executive Officer of Assured Guaranty Ltd., commented, “2004 was a year of major accomplishments for Assured Guaranty.  During the year, we restructured the Company, completed our initial public offering, acquired key new licenses, centralized our reinsurance business in Bermuda and expanded our global direct financial guaranty business.  These efforts resulted in our highest quarterly new business production in the financial guaranty direct segment since we began planning for our IPO in the second half of 2003.”

Analysis of Net Income

($ in millions)

	4Q-04	4Q-03	% Change	3Q-04	% Change
Net income	$48.3	$97.2	(50)%	$44.5	9%
less: After-tax realized gains on investments	0.6	—	NMF	0.8	(25)%
less: After-tax unrealized gains on derivatives	11.8	63.3	(81)%	10.1	17%
Operating income(1)	$35.9	$33.9	6%	$33.6	7%

Per Diluted Share

	4Q-04	4Q-03	% Change	3Q-04	% Change
Net income	$0.64	$1.30	(51)%	$0.59	9%
less: After-tax realized gains on investments	0.01	—	NMF	0.01	—
less: After-tax unrealized gains on derivatives	0.16	0.84	(81)%	0.13	23%
Operating income(1)	$0.48	$0.45	7%	$0.45	7%

Net Written Premiums by Segment

($ in millions)

	4Q-04	4Q-03	% Change	3Q-04	% Change
Financial guaranty reinsurance	$36.3	$37.9	(4)%	$35.6	2%
Financial guaranty direct	20.9	16.6	26%	14.2	47%
Mortgage guaranty	4.2	4.4	(5)%	5.3	(21)%
Total financial guaranty	$61.4	$58.9	4%	$55.1	11%
Other segment	—	99.5	NMF	—	—
Total	$61.4	$158.4	(61)%	$55.1	11%

Net written premiums were $61.4 million in the fourth quarter of 2004, up 11% compared with $55.1 million in the third quarter of 2004 and down 61% compared with $158.4 million in the fourth quarter of 2003, which included $99.5 million of premiums from our other segment.  Our other segment includes businesses sold or discontinued as part of our IPO and has not generated net written or earned premiums since the second quarter of 2004.  Net written premium growth over the third quarter of 2004 reflects a 47% increase in financial guaranty direct premiums.

Net Earned Premiums by Segment

($ in millions)

	4Q-04	4Q-03	% Change	3Q-04	% Change
Financial guaranty reinsurance	$36.5	$24.5	49%	$31.9	14%
Financial guaranty direct	15.5	16.1	(4)%	16.5	(6)%
Mortgage guaranty	5.2	5.7	(9)%	5.1	2%
Total financial guaranty	$57.1	$46.3	23%	$53.4	7%
Other segment	—	40.7	NMF	—	—
Total	$57.1	$87.0	(34)%	$53.4	7%
Municipal refunding premiums	5.0	2.0	150%	5.2	(4)%
Net earned premiums excluding refundings	$52.1	$85.0	(39)%	$48.2	8%

Net earned premiums were $57.1 million in the fourth quarter of 2004, up 7% over the $53.4 million reported in the third quarter of 2004 and down 34% compared with $87.0 million in the fourth quarter of 2003, which included $40.7 million of premiums from our other segment.  Net earned premiums excluding the other segment rose 23% over the prior year period.

Financial guaranty reinsurance net earned premiums were $36.5 million in the quarter, up 14% from $31.9 million in the third quarter of 2004 and up 49% from $24.5 million in the fourth quarter of 2003.  Financial guaranty reinsurance net earned premiums excluding municipal bond refunding were up 18% over the third quarter of 2004 and up 40% over the fourth quarter of 2003. This improvement reflects continued growth in the segment’s book of business and unearned premium reserve base in 2004.  Municipal bond refunding net earned premiums were $5.0 million in the current period compared with $5.2 million in the third quarter of 2004 and $2.0 million in the fourth quarter of 2003.

Financial guaranty direct net earned premiums were $15.5 million in the quarter, down 6% from $16.5 million in the third quarter of 2004 and down 4% from $16.1 million in the fourth quarter of 2003.  Net earned premiums from our single name credit default swap (CDS) book of business, which is in run off, were $1.3 million in the current quarter, $1.5 million in the third quarter of 2004 and $2.7 million in the fourth quarter of 2003.  Financial guaranty direct net earned premiums excluding the single name CDS premiums were down 5% over the third quarter of 2004 and up 6% over the fourth quarter of 2003.

Underwriting Results

($ in millions)

	4Q-04	4Q-03	% Change		3Q-04	% Change
Underwriting gain:
Total financial guaranty	$22.7	$13.1	73%		$20.0	14%
Other segment	0.4	(6.6)	NMF		—	NMF
Total	$23.1	$6.5	255%		$20.0	16%

Combined ratio:
Loss and loss adjustment expense ratio	1.1%	36.3%	(35.2	)pp	7.9%	(6.8	)pp
Expense ratio	59.2%	35.4%	23.8	pp	54.8%	4.4	pp
Total financial guaranty combined ratio	60.3%	71.7%	(11.4	)pp	62.7%	(2.4	)pp
Other segment combined ratio	—	116.2%	NMF		—	—
Total combined ratio	59.5%	92.5%	(33.0	)pp	62.7%	(3.2	)pp

pp = percentage point

The Company reported a consolidated underwriting gain of $23.1 million in the quarter, up 16% from the third quarter of 2004 and up 255% from the fourth quarter of 2003.  Excluding the other segment, the company’s financial guaranty underwriting gain was $22.7 million in the quarter, up 14% from the third quarter of 2004 and up 73% from the fourth quarter of 2003.  The improved underwriting results compared to the third quarter of 2004 and fourth quarter of 2003 reflect the increase in the Company’s financial guaranty net earned premiums and a reduction in the Company’s incurred losses.

The consolidated combined ratio was 59.5% in the fourth quarter of 2004 compared with 62.7% in the third quarter of 2004 and 92.5% in the fourth quarter of 2003.  Excluding the other segment, our combined ratio in the fourth quarter was 60.3%, an improvement over the 62.7% reported in the third quarter of 2004 and the 71.7% reported in the fourth quarter of 2003.  The fourth quarter of 2003 included the establishment of $21.1 million in pre-tax case loss reserves ($16.4 million after-tax) in the reinsurance segment.  No significant case loss activity occurred in the fourth quarter of 2004 in any of our segments.

The Company’s year-end book value per share was $20.19, an increase of 3% over the book value of $19.58 reported at September 30, 2004.  During the quarter, the Company repurchased $6.0 million of stock at an average cost of $18.61 per share.  $19.0 million remains authorized under the Company’s share repurchase program.  Adjusted book value(2) per share, a non-GAAP measure, was $27.67 at December 31, 2004, up 4% from September 30, 2004.  Investors, analysts and others, including management, use the calculation of adjusted book value to estimate the net present value of the Company’s in-force premium and capital base.

Analysis of ROE

	Fourth Quarter 2004	Year Ended 2004

ROE, excluding accumulated other comprehensive income (AOCI)	13.5%	13.0%
Percentage impact on ROE of:
less: After-tax realized gains on investments	0.2%	0.6%
less: After-tax unrealized gains on derivatives	3.3%	2.4%
Operating ROE(1)	10.0%	10.1%

The Company’s operating ROE(1), a non-GAAP measure, was 10.0% for the quarter and 10.1% for full year 2004.  Investors, analysts and others, including management, use operating return on average equity to evaluate our financial performance.

Robert Mills, Chief Financial Officer of Assured Guaranty Ltd., commented, “While our operating ROE is slightly below our 10.2% target, it is due to higher capital rather than lack of earnings.  During 2004, our retained earnings grew $34.0 million due solely to unrealized gains on our derivative exposures, which are not included in operating income, but are included in equity for our ROE calculation.  Going forward, we remain focused on improving our ROE by improving our capital utilization.”

Analysis of Present Value of Gross Written Premiums (“PVP”)(3)

($ in millions)

	4Q-04	4Q-03	% Change	3Q-04	% Change
Financial guaranty reinsurance(4)	$35.7	$35.4	1%	$38.9	(8)%
Financial guaranty direct	39.6	21.7	82%	7.9	401%
Mortgage guaranty	6.9	—	NMF	1.1	NMF
PVP	$82.2	$57.1	44%	$48.0	71%

Fourth quarter 2004 present value of gross premiums written (“PVP”)(3), a non-GAAP measure, was $82.2 million, an increase of 71% compared with $48.0 million in the third quarter of 2004 and an increase of 44% compared with $57.1 million in the fourth quarter of 2003.  Investors, analysts and others, including management, use PVP to estimate the value of new financial guaranty and mortgage guaranty business production in a period, as the GAAP gross written premiums measure includes installment premiums on contracts underwritten in previous periods.  See “Financial Highlights” on page 9 for a reconciliation of PVP to gross written premiums.

PVP growth in the fourth quarter was due to an increase in par written across all segments compared to either the third quarter of 2004 or the fourth quarter of 2003.  The financial guaranty direct and mortgage guaranty segments generated $46.5 million of PVP in the quarter, a more than five-fold increase over third quarter 2004 PVP of $9.0 million.  Financial guaranty reinsurance PVP was up

1% over the prior period and down 8% over the third quarter of 2004, reflecting the growth in our facultative volume offset by the non-renewal of two treaties at the end of the second quarter of 2004.

Cash Dividend Declared:  The Board of Directors has declared the regular cash quarterly dividend of U.S. $0.03 per share of common stock.  The dividend is payable on March 8, 2005 to shareholders of record at the close of business on February 22, 2005.

Annual Meeting of Shareholders:  The Board of Directors has also set the 2005 Annual Meeting of Shareholders of Assured Guaranty Ltd. for Friday, May 5, 2005, at 8:30 a.m. AST (7:30 a.m. EST) in Hamilton, Bermuda.  The record date for shareholders entitled to vote at the annual meeting will be the close of business on March 15, 2005.

Investor Conference Call:  The Company will host a conference call for investors at 9:00 a.m. AST (8:00 a.m. EST) on Friday, February 11, 2005.  The earnings conference call will be available via live and archived webcast at http://www.assuredguaranty.com or by dialing 1-800-573-4842 (in the United States) or 1-617-224-4327 (International), passcode 70803812.  A replay of the call will be available from February 11, 2005 until March 11, 2005.  To listen to the replay dial: 1-888-286-8010 (in the United States) or 1-617-801-6888 (International), passcode 30864145.

Please refer to the Assured Guaranty Financial Supplement – December 31, 2004, which is posted on the Company’s website at http://www.assuredguaranty.com/investor/supplement.html for more detailed information on individual segment performance, together with additional disclosure on our financial guaranty portfolio and investment portfolio.

Assured Guaranty Ltd. is a Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets.  More information can be found at www.assuredguaranty.com.

Assured Guaranty Ltd.

Consolidated Income Statements

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(dollars in millions)
Revenues
Gross written premiums	$65.8	$44.6	$190.9	$349.2
Net written premiums	$61.4	$158.4	$79.6	$491.5

Net earned premiums	$57.1	$87.0	$187.9	$310.9

Net investment income	23.7	24.4	94.8	96.3
Other income	0.3	0.2	0.8	1.2
Total revenues	$81.1	$111.6	$283.5	$408.4

Expenses
Loss and loss adjustment expenses	$0.2	$52.7	$(32.0)	$144.6
Profit commission expenses	4.2	2.4	15.5	9.8
Acquisition costs	15.1	15.8	50.9	64.9
Other operating expenses	14.5	9.6	67.8	41.0
Goodwill impairment	—	—	1.6	—
Interest expense	3.4	1.4	10.7	5.7
Total expenses	$37.4	$81.9	$114.6	$266.1

Income before provision for income taxes	43.7	29.7	168.9	142.3

Total provision for income taxes	7.8	(4.2)	27.8	15.0

Operating income(1)	$35.9	$33.9	$141.1	$127.3

After-tax net realized investment gains	0.6	—	7.7	3.8
After-tax unrealized gains on derivative financial instruments	11.8	63.3	34.0	83.4

Net income	$48.3	$97.2	$182.8	$214.5

Assured Guaranty Ltd.

Consolidated Balance Sheets

	As of:
	December 31, 2004	December 31, 2003
	(dollars in millions)

Assets
Fixed maturity securities available for sale, at fair value	$1,965.1	$2,052.2
Short-term investments, at cost, which approximates market	175.8	137.5
Total investments	2,140.9	2,189.7

Cash and cash equivalents	17.0	32.4
Accrued investment income	21.9	23.8
Deferred acquisition costs	186.4	178.7
Premiums receivable	40.8	64.0
Prepaid reinsurance premiums	15.2	11.0
Reinsurance recoverable on ceded losses	120.2	122.1
Due from affiliate	—	115.0
Unrealized gains on derivative financial instruments	43.9	—
Value of reinsurance business assumed	—	14.2
Goodwill	85.4	87.1
Other assets	22.3	20.0
Total assets	$2,694.0	$2,857.9

Liabilities and shareholders’ equity
Liabilities
Unearned premium reserve	$521.3	$625.4
Reserve for losses and loss adjustment expenses	226.5	522.6
Profit commissions payable	61.7	71.2
Reinsurance balances payable	25.1	4.9
Deferred income taxes	40.1	55.6
Unrealized losses on derivative financial instruments	—	8.6
Funds held by Company under reinsurance contracts	50.8	9.6
Long-term debt	197.4	75.0
Other liabilities	43.7	47.2
Total liabilities	1,166.4	1,420.3

Shareholders’ equity
Common stock	0.8	16.4
Treasury stock	(7.9)	—
Additional paid-in capital	894.2	955.5
Accumulated other comprehensive income	79.0	81.2
Unearned stock grant compensation	(6.7)	(5.5)
Retained earnings	568.3	390.0
Total shareholders’ equity	1,527.6	1,437.6

Total liabilities and shareholders’ equity	$2,694.0	$2,857.9

Assured Guaranty Ltd.

Financial Highlights

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(amounts in millions except per share data)
Premium analysis:
Gross written premiums (GWP) analysis:
Present value of financial guaranty & mortgage guaranty GWP (PVP)(3)	$82.2	$57.1	$289.6	$265.9
Less: Installment premium PVP	52.4	28.9	164.1	153.4
Upfront financial guaranty & mortgage guaranty GWP	29.8	28.2	125.5	112.5
Plus: Installment GWP	32.2	31.1	140.0	146.1
Financial guaranty & mortgage guaranty GWP	62.0	59.3	265.5	258.6
Other segment GWP	3.8	(14.7)	(74.6)	90.6
Total gross written premiums	$65.8	$44.6	$190.9	$349.2

Book value	$1,527.6	$1,437.6	$1,527.6	$1,437.6
Net UPR less DAC - after-tax(5)	268.6	223.4	268.6	223.4
Net present value of installment premiums in-force - after-tax	297.1	266.8	297.1	266.8
Adjusted book value	$2,093.3	$1,927.8	$2,093.3	$1,927.8

Average basic shares outstanding in millions	74.9	75.0	75.0	75.0
Average diluted shares outstanding in millions	75.0	75.0	75.0	75.0

Per diluted share:
Net income	$0.64	$1.30	$2.44	$2.86
After-tax realized gains on investments	0.01	—	0.10	0.05
After-tax unrealized gains on derivatives	0.16	0.84	0.45	1.11
Operating income(1)	$0.48	$0.45	$1.88	$1.70

Book value	$20.19	$19.17	$20.19	$19.17
Net UPR less DAC - after-tax	3.55	2.98	3.55	2.98
Net present value of installment premiums in-force - after-tax	3.93	3.56	3.93	3.56
Adjusted book value(2)	$27.67	$25.71	$27.67	$25.71

Endnotes:

(1) Operating income, which is a non-GAAP measure, is defined as net income excluding after-tax realized gains (losses) on investments and after-tax unrealized gains (losses) on derivative financial instruments.  Operating ROE represents operating income as a percentage of average shareholders’ equity, excluding accumulated other comprehensive income (AOCI).  We believe the presentation of operating income and operating ROE enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.  We exclude net realized gains (losses) on investments and net unrealized gains (losses) on derivative financial instruments because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, market interest rates, credit spreads and other factors that management cannot control or predict.  This measure should not be viewed as a substitute for net income determined in accordance with generally accepted accounting principles (GAAP).

(2) Adjusted book value, which is a non-GAAP measure, is derived by beginning with shareholders’ equity (book value) and adding or subtracting the after-tax value of: the financial guaranty and mortgage guaranty net unearned premium reserve; deferred acquisition costs and the present value of estimated net future installment premiums (discounted at 6%).  The adjustments described above will not be realized until future periods and may differ materially from the amounts used in determining adjusted book value.  Management, investors and analysts use the calculation of adjusted book value to evaluate the net present value of the Company’s in-force premium and capital base.

(3) PVP, which is a non-GAAP measure, represents gross premiums related to financial guaranty and mortgage guaranty contracts written in the current period, including upfront and installment premiums received on contracts written in the current period and the present value of estimated future installment premiums, discounted at 6% per year.   We use 6% as the present value discount because it is the approximate taxable equivalent yield on our investment portfolio for the periods presented.  We believe PVP is a useful measure for management, equity analysts and investors because it permits the evaluation of the value of new business production for Assured Guaranty by taking into account the value of installment premiums on new contracts underwritten in a reporting period, which the GAAP gross premiums written does not adequately measure.

(4) Due to reporting lags by our ceding companies, PVP for installment premiums from our financial guaranty reinsurance segment is reported on a one-quarter lag.

(5)  Unearned premium reserve (UPR) less pre-paid reinsurance premiums and deferred acquisition costs (DAC), all after-tax

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward-looking statements, including its statements regarding PVP and ROE, could be affected by a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, rating agency action such as a ratings downgrade, difficulties with the execution of the Company’s business strategy, contract cancellations, developments in the world’s financial and capital markets, more severe losses or more frequent losses associated with products affecting the adequacy of the Company’s loss reserve, changes in regulation or tax laws, the Company’s dependence on customers, decreased demand or increased competition, loss of key personnel, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, and changes in general economic conditions, as well as management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Sabra Purtill

Senior Vice President, Investor Relations and Strategic Planning

441-278-6665

212-408-6044

spurtill@assuredguaranty.com

Christopher McNamee

Assistant Vice President, Investor Relations

212-261-5509

cmcnamee@assuredguaranty.com